UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 27, 2009
INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact Name of Registrant as Specified in Charter)

New York	1-4858	13-1432060

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

521 West 57th Street, New York, New York	10019

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (212) 765-5500
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.05 Costs Associated with Exit or Disposal Activities
          As of October 28, 2009, International Flavors and Fragrances Inc. (“IFF” or the “Company”) concluded its previously announced collective consultation process with employee representatives and communicated its intent to proceed with the closure of a portion of its fragrance ingredients chemical plant in Haverhill, U.K. and the closure of its fragrance manufacturing facility in Drogheda, Ireland. The Company has completed the negotiations with the Haverhill employee representatives. It is now engaged in the negotiation process with the employee representatives in Ireland to finalize applicable employee separation benefits. These actions are part of the rationalization of our European fragrance manufacturing footprint.
          The Company anticipates that the plant closure process will be completed by the 4th quarter 2010. IFF expects to incur implementation costs of $22-$29 million, consisting primarily of $11-$15 million in personnel-related costs, $8-$10 million in plant shutdown and business transition costs and $3-$4 million in asset impairments and/or accelerated depreciation of fixed assets. Approximately $11 million of these costs will be recorded in the 3rd quarter 2009 with the remainder to be recognized over the next 5 quarters, through the 4th quarter 2010. The Company now expects that approximately 140 positions will be eliminated as a result of these decisions.
          While some cost savings are expected to be realized in the latter half of 2010, the annual expected benefit of $17-$20 million resulting from these actions will not fully be realized until 2011. The Company estimates that all but $3-$4 million of the implementation costs will result in future cash expenditures.
Cautionary Statement Under The Private Securities Litigation Reform Act of 1995
          Statements in this report, which are not historical facts or information, including, but not limited to statements regarding the expected charges and costs related to the matters described in Item 2.05 of this report, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current assumptions, estimates and expectations. Certain of such forward-looking information may be identified by such terms as “expect”, “anticipate”, “believe”, “outlook”, “guidance”, “may” and similar terms or variations thereof. All information concerning future revenues, tax rates or benefits, interest and other savings, earnings and other future financial results or financial position, constitutes forward-looking information. Such forward-looking statements involve significant risks, uncertainties and other factors. Examples of these include, without limitation, possible changes in the amount, nature and timing of the expected costs and charges described in Item 2.05 of this report. Actual results of the Company may differ materially from any future results expressed or implied by such forward-looking statements. Certain other factors which may impact our financial results or which may cause actual results to differ from such forward-looking statements are also discussed in the Company’s periodic reports filed with the Securities and Exchange Commission and available on the IFF Web site at www.iff.com under “Investor Relations”. You are urged to carefully consider all such factors. The Company intends its forward-looking statements to speak only as of the time of such statements and does not undertake or plan to update or revise them as more information becomes available or to reflect changes in expectations, assumptions or results.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
          On October 27, 2009, the Board of Directors of the Company approved an amendment to Article II, Section 2 of the Company’s By-laws to decrease the number of directors from twelve (12) to eleven (11) effective October 27, 2009. The Board also amended Article II, Section 3(b) of the By-laws to eliminate a now irrelevant provision that had exempted certain directors from the Company’s mandatory director retirement provision until the annual meeting of stockholders held in 2001. The Amended and Restated By-laws of the Company reflecting these amendments are filed with this report as Exhibit 3.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Document
3.1	By-laws of International Flavors & Fragrances Inc., as amended and restated effective as of October 27, 2009

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.
Dated: October 30, 2009	By:	/s/ Dennis M. Meany
		Name:	Dennis M. Meany
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBITS INDEX

Exhibit No.	Document
3.1	By-laws of International Flavors & Fragrances Inc., as amended and restated effective as of October 27, 2009